Exhibit 99.1

10x Genomics Reports First Quarter 2020 Financial Results

PLEASANTON, Calif. May 11, 2020 – 10x Genomics, Inc. (Nasdaq: TXG) today reported financial results for the quarter ended March 31, 2020.

Recent Highlights

•	Revenue of $71.9 million for the first quarter, representing a 34% increase over the corresponding period of 2019

•	Announced a broad range of new products and new capabilities at the Advances in Genome Biology and Technology (AGBT) Meeting in February

•	Began shipping and completed initial placements of the Chromium Connect instrument

“We are doing all we can to support our customers as they race to understand and fight the COVID-19 pandemic,” said Serge Saxonov, Co-founder and CEO of 10x Genomics. “Despite the temporary uncertainty in the macro environment, we see tremendous opportunities ahead. Our mission to accelerate the mastery of biology is more important now than it has ever been, and I am confident that the future holds an even greater appreciation and appetite for scientific discovery.”

First Quarter 2020 Financial Results

Revenue was $71.9 million for the three months ended March 31, 2020, a 34% increase from $53.6 million for the three months ended March 31, 2019.

Gross margin was 79% for the first quarter of 2020, as compared to 74% for the corresponding prior year period. The increase in gross margin was driven primarily by lower accrued royalties related to ongoing litigation.

Operating expenses were $76.7 million for the first quarter of 2020, an 80% increase from $42.6 million for the three months ended March 31, 2019, primarily due to increases in expenses related to ongoing litigation, personnel-related expenses and stock-based compensation.

Operating loss was $19.9 million for the first quarter of 2020, as compared to $3.0 million for the corresponding prior year period. This includes $6.7 million of stock-based compensation for the first quarter of 2020, as compared to $1.4 million for the first quarter of 2019.

Net loss was $21.1 million for the first quarter of 2020, as compared to a net loss of $3.6 million for the corresponding prior year period.

Cash and cash equivalents were $372.4 million as of March 31, 2020. Our cash balance at quarter end includes the impact of the repayment in full of our term loan borrowings with Silicon Valley Bank totaling $31 million.

On April 9, 2020, 10x withdrew its annual revenue guidance for 2020 due to the evolving environment and continued uncertainties from the impact of COVID-19. The COVID-19 pandemic is a highly fluid situation and it is not currently possible for the Company to reasonably estimate the impact it may have on financial and operating results.

Webcast and Conference Call Information

10x Genomics will host a conference call to discuss the first quarter 2020 financial results, business developments and outlook after market close on Monday, May 11 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xGenomics.com. The webcast will be archived and available for replay at least 45 days after the event.

About 10x Genomics

10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. The company’s integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world including 97 of the top 100 global research institutions and 19 of the top 20 global pharmaceutical companies, and have been cited in over 860 research papers on discoveries ranging from oncology to immunology and neuroscience. The company’s patent portfolio comprises more than 740 issued patents and patent applications.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. These forward-looking statements include statements regarding 10x Genomics, Inc.’s expectations regarding the potential impact of the COVID-19 outbreak on the company’s business operations, financial performance and results of operations as well as the company’s ability to meet its anticipated cash needs for the foreseeable future. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.

Disclosure Information

10x Genomics uses filings with the Securities and Exchange Commission, its website (www.10xgenomics.com), press releases, public conference calls, public webcasts and its social media accounts as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts

Investors: investors@10xgenomics.com

Media: media@10xgenomics.com

10x Genomics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Revenue	$71,905	$53,578
Cost of revenue (1)	15,108	13,965

Gross profit	56,797	39,613
Operating expenses:
Research and development (1)	25,992	14,965
Selling, general and administrative (1)	50,387	26,893
Accrued contingent liabilities	302	790

Total operating expenses	76,681	42,648

Loss from operations	(19,884)	(3,035)
Other income (expense):
Interest income	1,318	263
Interest expense	(662)	(684)
Other expenses, net	(96)	(146)
Loss on extinguishment of debt	(1,521)	—

Total other expense	(961)	(567)

Loss before provision for income taxes	(20,845)	(3,602)
Provision for income taxes	298	34

Net loss	$(21,143)	$(3,636)

Other comprehensive income (loss):
Foreign currency translation adjustment	5	(24)

Comprehensive loss	$(21,138)	$(3,660)

Net loss per share, basic and diluted	$(0.22)	$(0.25)

Weighted-average shares of common stock used in computing net loss per share, basic and diluted	96,829,093	14,801,867

(1)	Includes stock-based compensation expense as follows:

	Three months ended March 31,
(in thousands)	2020	2019
Cost of revenue	$247	$32
Research and development	2,887	507
Selling, general and administrative	3,584	820

Total stock-based compensation expense	$6,718	$1,359

10x Genomics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$372,428	$424,166
Accounts receivable, net	30,851	33,371
Inventory	19,357	15,270
Prepaid expenses and other current assets	7,096	8,033

Total current assets	429,732	480,840
Property and equipment, net	52,384	48,821
Restricted cash	59,475	52,327
Operating lease right-of-use assets	44,048	—
Other assets	24,745	23,935

Total assets	$610,384	$605,923

Liabilities and stockholders’s equity
Current liabilities:
Accounts payable	$13,505	$13,028
Accrued compensation and related benefits	18,623	12,394
Accrued expenses and other current liabilities	20,093	24,448
Term loans, current portion	—	9,882
Deferred revenue, current	3,394	3,297
Operating lease liabilities	3,453	—

Total current liabilities	59,068	63,049
Term loans, noncurrent portion	—	19,837
Accrued contingent liabilities	73,314	68,658
Accrued license fee, noncurrent	11,223	16,251
Deferred rent, noncurrent	—	16,120
Operating lease liabilities, noncurrent	56,166	—
Other noncurrent liabilities	1,545	1,925

Total liabilities	201,316	185,840

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 100,000,000 shares authorized, no shares issued and outstanding as of March 31, 2020 and December 31, 2019	—	—
Common stock, $0.00001 par value; 1,100,000,000 shares authorized and 98,145,208 shares issued and outstanding as of March 31, 2020; 1,100,000,000 shares authorized and 96,241,596 shares issued and outstanding as of December 31, 2019	2	2
Additional paid-in capital	692,617	682,494
Accumulated deficit	(283,510)	(262,367)
Accumulated other comprehensive loss	(41)	(46)

Total stockholders’ equity	409,068	420,083

Total liabilities and stockholders’ equity	$610,384	$605,923

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